Email Subject: **Stockholder Update: Exciting News from Gaucho Holdings – Market Highlights and Future Plans**

Hidden Preheader: **Discover how Gaucho Holdings is positioned for growth, our recent NASDAQ event highlights, and details on our future bell ringing ceremony.**

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GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION | ALGODON WINE ESTATES | ALGODON WINE ESTATES | ALGODON FINE WINES


Gaucho Holdings
GAUCHO
(NASDAQ:VINO)
Nasdaq

Gaucho Holdings shines at NASDAQ: Gaucho Holdings executives, key personnel, friends, and family gather in front of the NASDAQ MarketSite tower, July 2024.

July 31, 2024

Dear Stockholders,

We are pleased to share with you an exciting recent development covered in the top financial news publication, **Benzinga**, titled "**How Small Cap Companies Like Gaucho Group Holdings (NASDAQ: VINO) Are Showing Up Tech Giants**," highlights the significant shift in the stock market towards small cap stocks, including Gaucho Holdings.

The article underscores the growing investor interest in small cap companies amidst a rotation away from big tech stocks. This shift has been particularly evident in the performance of the Russell 2000 index,

which saw a remarkable 12% rise over a five-day period in July. Gaucho Holdings was highlighted as a company strategically positioned to benefit from this market trend, thanks to our diverse portfolio encompassing e-commerce, fine wines, and luxury real estate. Gaucho Holdings' roots in Argentina and focus on its undervalued luxury real estate and consumer marketplace are some of our key strengths.

Argentina's recent economic recovery, highlighted by a 1.3% GDP growth in May, supports our strategic positioning. President Javier Milei's reforms, aimed at reducing inflation and fostering economic growth, have created a more favorable environment for our operations and investments.

We encourage you to read the full article on Benzinga for a comprehensive understanding of these developments.

SEE THE ARTICLE HERE

We also extend our heartfelt thanks to those who attended our recent event at the NASDAQ MarketSite in New York City. Your presence and support were greatly appreciated.

Looking ahead, NASDAQ has provided us dates for Gaucho Holdings' future **Bell Ringing Ceremony** in Q1 2025. We know that many of you who have been with us for a long time have been waiting for this moment—so once we have the exact dates, we will share them with you. The iconic bell-ringing ceremony at Nasdaq MarketSite represents an incredible opportunity to showcase our company and celebrate our achievements and milestones before a global audience. It's all about **exposure, exposure, exposure**—which includes a livestream, MarketSite Tower in Times Square, and participation from television networks such as CNBC, Fox Business News, Bloomberg TV, and BNN—reaching millions of viewers worldwide.

Thank you for your continued support and trust in Gaucho Holdings. We remain committed to driving value for our stockholders and look forward to sharing more updates with you soon.

Sincerely,

Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this anouncement includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO GROUP HOLDINGS, INC.
(NASDAQ:VINO)

112 NE 41st Street, Suite #106 Miami, FL 33137